EXHIBIT 10.34
SECOND AMENDMENT AGREEMENT
This Second Amendment Agreement dated as of December 12, 2006 (“Amendment”), is entered into with reference to the Term Loan Agreement dated as of April 12, 2006 as amended (the “Loan Agreement”), among KB HOME, a Delaware corporation (“Borrower”), the Banks party thereto, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc. and Calyon New York Branch, as Joint Lead Arrangers and Joint Book Managers, and Calyon New York Branch, as Syndication Agent. Borrower and the Administrative Agent, acting on behalf of the Required Banks under the Loan Agreement, agree to amend the Loan Agreement as follows:
1.	Definitions. Capitalized terms used but not defined herein have the meanings set forth in the Loan Agreement.

2.	Additional One Time Extension of Time Period to Deliver Quarterly Financials. For the Fiscal Quarter of Borrower ended on August 31, 2006, the time period for delivering the financial statements described in Section 7.1(a) of the Loan Agreement is extended to the Extended Permitted Delayed Reporting Date (as defined below). This is a one-time extension, and the time period for delivering the financial statements described in Section 7.1(a) of the Loan Agreement for subsequent Fiscal Quarters is as set forth in the Loan Agreement. “Extended Permitted Delayed Reporting Date” means the first to occur of:
(a)	February 23, 2007;

(b)	the date the Borrower files the Form 10-Q with its financial statements for the Fiscal Quarter of Borrower ended on August 31, 2006 (“Borrower’s 10-Q”) with the Commission; and

(c)	the date the Borrower delivers financial statements for the Fiscal Quarter of Borrower ended on August 31, 2006 to the holders of, or any trustee for, any of the Subordinated Notes or any senior note Indebtedness (the Subordinated Notes and such senior note Indebtedness being collectively referred to as “Covered Indebtedness”).
3.	Additional One Time Extension of Time Period to Deliver Compliance Certificate. The time period for delivering the Compliance Certificate dated as of August 31, 2006, as required by Section 7.2 of the Loan Agreement, is extended to the Extended Permitted Delayed Reporting Date. This is a one-time extension, and the time period for delivering subsequent Compliance Certificates is as set forth in the Loan Agreement.

4.	Additional One Time Consent to Late Filing of Borrower’s 10-Q and 10-K and Related Waivers.
(a)	Until the Extended Permitted Delayed Reporting Date, Borrower’s failure to file with the Commission Borrower’s 10-Q or Borrower’s Form 10-K for the Fiscal Year ended on November 30, 2006 (due February 13, 2007) (“Borrower’s 10-K”) by the applicable deadlines specified by the Commission, for the reasons set forth in Form 12b-25 filed by the Borrower with the Commission on October 10, 2006 (“Form 12b-25”) shall not, without more, constitute a Default or an Event of Default.

(b)	Until the Extended Permitted Delayed Reporting Date:
(1)	Borrower’s failure to file with the Commission Borrower’s 10-Q or Borrower’s 10-K will not constitute a Material Adverse Effect;

(2)	no Event of Default under Section 9.1(g) of the Loan Agreement (and no Material Adverse Effect) shall be deemed to have occurred as a result of any action taken by the trustee(s) or holder(s) of the Subordinated Notes, if such action is in response to the matters described in Part III of the Borrower’s Form 12b-25, matters reasonably related thereto, or matters incidental thereto that are not material to the Borrower; and

(3)	for purposes of Section 7(a) of this Amendment, the representations and warranties made in the Loan Agreement shall be modified to the extent caused by matters described in Part III of the Borrower’s Form 12b-25, matters reasonably related thereto, or matters incidental thereto that are not material to the Borrower.
(c)	Administrative Agent and the Required Banks agree to the limited waivers set forth in Sections 4(a) and 4(b) of this Amendment, it being acknowledged by Borrower that each is a one-time waiver ending on the Extended Permitted Delayed Reporting Date.
5.	Consent Fee. Borrower agrees to pay to the Administrative Agent, for the account of each “Consenting Bank” (as defined below), a fee equal to 0.10% of the Pro Rata Share of the Loans of such Consenting Bank outstanding on the date hereof (the “Consent Fee”). The Consent Fee shall be payable to the Consenting Banks only if Consenting Banks constitute Required Banks and shall be paid by Borrower promptly after receipt of consents from Required Banks. Upon payment by Borrower, the Consent Fee received by each Consenting Bank shall be fully earned and nonrefundable. A “Consenting Bank” is any Bank that:
(a)	delivers to counsel for the Administrative Agent, James Alexander of Chadbourne & Parke LLP, by facsimile (646.710.5359) or e-mail (jalexander@chadbourne.com), its executed “Consent of Bank” in the form attached to this Amendment, so that it is received on or prior to 12:00 noon, Eastern Standard Time, on December 12, 2006; and

(b)	delivers 10 manually signed counterparts of its executed “Consent of Bank” to the following address for receipt no later than December 13, 2006:
James Alexander
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
6.	Conditions Precedent. The effectiveness of this Amendment is conditioned upon the receipt by the Administrative Agent of:
(a)	written consents to the execution, delivery and performance hereof from the Required Banks under the Loan Agreement;

(b)	the Consent Fee from the Borrower payable to each Consenting Bank; and

(c)	the effectiveness of an amendment, substantially in the form of this Amendment, to that certain Revolving Loan Agreement, dated as of November 22, 2005, by and among Borrower, the banks party thereto, and Bank of America, N.A., as administrative agent.

7.	Representations and Warranties. Borrower represents and warrants to the Administrative Agent and the Banks that:
(a)	Except as specifically described in Section 4 above and as otherwise provided in this Section 7, no Default or Event of Default has occurred and remains continuing and that each of the representations and warranties of Borrower (other than the representations and warranties contained in Sections 4.4(a), 4.6, 4.9, 4.18 and 4.19 of the Loan Agreement) contained in Article IV of the Loan Agreement (except that the financial statements referred to in Section 4.7(a) of the Loan Agreement shall be deemed to refer to the most recent financial statements delivered pursuant to Section 7.1(a) of the Loan Agreement and the Borrowing Base Certificate referred to in Section 4.7(b) of the Loan Agreement shall be deemed to refer to the most recent Borrowing Base Certificate delivered pursuant to Section 2.3 of the Loan Agreement) is true and correct in all material respects as of the date hereof (other than those which relate by their terms solely to another date).

(b)	From May 31, 2006 to the date this Amendment becomes effective pursuant to Section 6 hereof, no event or circumstance has occurred that constitutes a Material Adverse Effect.

(c)	The information provided by Borrower to the Banks in connection with this Amendment, taken as a whole, has not contained any untrue statement of a material fact and has not omitted a material fact necessary to make the statements contained therein, taken as a whole, not misleading under the totality of the circumstances existing at the date such information was provided and in the context in which it was provided.
8.	Notice of Material Adverse Effect. If any event or circumstance covered by Section 4(b)(2) of this Amendment occurs, Borrower shall deliver notice to the Administrative Agent describing such event or circumstance in reasonable detail promptly after, to the best knowledge of Borrower, such event or circumstance occurs.

9.	Effect of Limited Waiver; Confirmation. Except to the limited extent expressly set forth in this Amendment, no consent or waiver, express or implied, by the Administrative Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by any Loan Party may be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. In all other respects, the terms of the Loan Agreement and the other Loan Documents are confirmed.
[signatures continued on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

KB HOME, a Delaware corporation
By:	/s/ KELLY M. ALLRED

Its:	Vice President, Treasury & Risk Management

CITICORP NORTH AMERICA, INC., as Administrative Agent
By:	/s/ RICARDO JAMES

Its:	Director